                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement of Saratoga Beverage Group, Inc. and Subsidiary on Post-Effective Amendment No. 1 to From S-8 (Amended and Restated Saratoga Beverage Group, Inc. 1993 Stock Option Plan) of our report dated February 20, 1998, on our audits of the consolidated financial statements of Saratoga Beverage Group, Inc. and Subsidiary as of December 31, 1997 and 1996, and for the years ended December 31, 1997 and 1996, which report is included in the Company's 1997 Annual Report on Form 10-KSB.


                                                  /s/PricewaterhouseCoopers LLP


Albany, New York
August 3, 1998